EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Amendment No. 2 to Form SB-2/A - Registration Statement under the Securities Act of 1933 of Composite Technology Corporation (a Nevada corporation) (File No. 333-112798) of our independent auditor's report dated January 16, 2004 relating to the consolidated statement of operations, statement of changes in shareholders' equity and statement of cash flows of Composite Technology Corporation and Subsidiary for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, respectively, accompanying the financial statements contained in such Amendment No. 2 to Form SB-2/A - Registration Statement under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

                                                       /s/ S. W. Hatfield, CPA
                                                       -------------------------
                                                       S. W. HATFIELD, CPA

Dallas, Texas
March 24, 2004